Exhibit 5.

                                 JAMES M. HUGHES
                          Attorney and Counselor at Law
                         1777 N.E. Loop 410 - Suite 1500
                            San Antonio, Texas 78217
                       Telephone: (210) 821-5900 Ext. 263
                            Facsimile: (210) 930-3073


                                 April 15, 2005

Board of Directors
The American Energy Group, Ltd.
120 Post Road West, Suite 202
Westport, Connecticut  06880

         Re:      2005 Consultant Equity Participation Plan (the "Plan")
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Gentlemen:

            We have acted as counsel to The American Energy Group, Ltd., a Nevada corporation, (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 2,000,000 shares of the Company's common stock, Par Value $.001 (the "Shares").

         In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue-sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.


                               /s/ JAMES M. HUGHES


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